Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Information Security Technology, Inc.	CCG Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@chinacpby.com	Email: crocker.coulson@ccgir.com
www.chinacpby.com	www.ccgir.com

FOR IMMEDIATE RELEASE

China Information Security Technology, Inc. Enters into Share Purchase Agreement to Acquire 100% of the Equity of Shenzhen Zhongtian Technology Development Co., Ltd.

SHENZHEN CITY, China, September 29, 2008 – China Information Security Technology, Inc., (NASDAQ: CPBY) (“China Information Security,” “CIST” or the “Company”), a leading application software developer, systems integrator and full-service Geographic Information Systems (“GIS”) solutions provider to the public security and civil-use markets in China, today announced that on September 23, 2008 the Company and its wholly-owned subsidiary China Public Security Holdings Limited (“CPSH”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Wide Peace International Investments Limited, a British Virgin Islands company (“Wide Peace”), whereby CPSH will purchase of Kwong Tai International Technology Limited, a Hong Kong company, and its wholly-owned Chinese subsidiary, Shenzhen Zhongtian Technology Development Company Ltd. (“Zhongtian Technology”), a leading provider of hospital digital information systems in Guangdong Province, China, for a purchase price of $16,500,000. The acquisition is expected to close on or before October 31, 2008 and will be accretive towards 2009 earnings.

The Company is obligated to pay $9,900,000 (approximately RMB67,617,000) of the purchase price in cash on or before October 31, 2008.  The Company plans to pay the cash portion of the purchase price on an installment basis using funds collected from two short-term joint venture projects participated in by the Company in the second quarter of 2008. The remaining $6,600,000 of the purchase price is payable in 1,280,807 shares of the Company’s common stock (the “Shares”), valued at $5.153 per share (the average of the closing price of the Company’s common stock at NASDAQ for the 20 trading days prior to September 23, 2008), within 90 days of the closing.  The Purchase Agreement contains a make good provision, pursuant to which, Wide Peace pledged to return to the Company 355,164 of the Shares if Zhongtian Technology does not attain an audited minimum after tax net income (“ATNI”) of $2,200,000 for fiscal year 2009, and an additional 355,164 of the Shares if Zhongtian Technology does not attain an audited minimum ATNI of US$2,860,000 for fiscal year 2010.

The acquisition of Zhongtian Technology and its patented Medical Case Statistics Software will enable CIST to leverage its existing Residence Card application platform and information sharing capabilities to serve the growing demand for digital hospital and electronic medical record (EMR) systems in China. Medical records, including health examinations, medical care, immunity or infectious diseases, will be integrated into one centralized system so that doctors within the network can review a patient’s complete medical history. Such digital hospital systems are expected to reduce medical errors and improve the efficiency of delivering healthcare services, so as to benefit patients, while helping to minimize medical claims fraud. Zhongtian Technology’s Medical Case Statistics Software can also be used to provide public health authorities with an integrated command and decision system for public health and disease control. City governments will be provided with an additional layer of security through real-time disease and control statistical information. The Company expects to tie in this functionality into its Residence Card application once that is rolled out to other cities.

“After months of due diligence, we are excited to enter the digital hospital industry, through Zhongtian Technology,” said Mr. Jiang Huai Lin, CEO of China Information Security.  “After the closing, we plan to integrate Zhongtian’s product offering into our product mix and to offer it through our own distribution channel. We will also leverage our existing government network relationships to further promote Zhongtian Technology’s products and increase its installed base in Guangdong Province. Additionally, Zhongtian Technology’s margins are higher than CIST’s, so we expect to enjoy a higher blended margin in 2009.  We believe that the market to digitize hospital information networks and provide integrated solutions for China’s healthcare system represents another significant opportunity for our shareholders.”

About Shenzhen Zhongtian Technology Development Co., Ltd.

Founded in 2004, Shenzhen Zhongtian is focused on the development and sale of Hospital Information Management Software in order to help build modern, scientific and digitized hospitals.  Its products are widely used to efficiently manage hospital fiscal information, clinic information, medical technologies, equipment and inventory, as well as, other comprehensive hospital information. Through its strong research and development team, comprising IT engineers and experts in hospital management, Shenzhen Zhongtian has developed an outstanding software framework within the healthcare industry.  Its software products have also proven to be easily duplicated to serve the needs of different hospitals.  Shenzhen Zhongtian’s Medical Case Statistics Software is now promoted exclusively by the Department of Health in Guangdong Province and has been applied in more than 800 hospitals.

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Information Security Technology, Inc. (“CIST” or the “Company”) headquartered in Shenzhen, China (“PRC”), is a leading application software developer, systems integrator and full-service Geographic Information Systems (“GIS”) solutions provider to the public security and civil-use markets in China, aiming to use information technology to improve public safety and information management.  Its main business lines range from digital public security, to intelligent border control, and residence card information management systems. Its commitment to leading-edge technology and quality assurance has won the Company numerous government and enterprise contracts throughout China. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Information Security Technology, Inc., and its subsidiary companies.  All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding the significance of the acquisition of Shenzhen Zhongtian Technology Development Co., Ltd. and the ability of the Company to capitalize on other opportunities in the healthcare sector; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

# # #